                                                             Page 20 of 31 Pages



                                                                       Exhibit 2



                               VOTING AGREEMENT

     In consideration of Mercury Acquisition Corporation, a Delaware corporation ("MergerSub") and Thermadyne Holdings Corporation, a Delaware corporation (the "Company"), entering into on the date hereof an Agreement and Plan of Merger dated as of the date hereof (the "Merger Agreement") which provides, among other things, that MergerSub, upon the terms and subject to the conditions thereof, will be merged with and into the Company (the "Merger") and each outstanding share of common stock, $0.01 par value, of the Company (the "Company Common Stock") will be converted into the right to receive the Merger Consideration (as defined in the Merger Agreement) in accordance with the terms of such Agreement, each of the undersigned holders (each a "Stockholder") of shares of Company Common Stock agrees with MergerSub as follows:

     1. During the period (the "Agreement Period") beginning on the date hereof and ending on the earlier of
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                                                           Page 21 of 31 Pages


(i) the Effective Time (as defined in the Merger Agreement), (ii) the date that is 90 days after the termination of the Merger Agreement in accordance with
Section 9.01(c) (in the case of a termination by MergerSub), (e), (f) or (g) thereof and payment in full of all amounts (if any) payable to MergerSub pursuant to Section 5.04 of the Merger Agreement, (iii) the date of termination of the Merger Agreement for any other reason and (iv) June 30, 1998, the Stockholder hereby agrees to vote the shares of Company Common Stock set forth opposite its name in Schedule A hereto (the "Schedule A Securities") to approve and adopt the Merger Agreement and the Merger (provided that the Stockholder shall not be required to vote in favor of the Merger Agreement or the Merger if the Merger Agreement has, without the consent of the Stockholder, been amended in any manner that is material and adverse to such Stockholder) and any actions directly and reasonably related thereto at any meeting or meetings of the stockholders of the Company, and at any adjournment thereof or pursuant to action by written consent, at or by which such Merger Agreement, or such other actions, are submitted for the consideration and vote of the stockholders of the Company so long as such meeting is held (including any adjournment thereof) or written consent adopted prior to the termination of the Agreement Period.

     2. During the Agreement Period, each Stockholder hereby agrees that it will not vote any of the Stockholder's Schedule A Securities in favor of the approval of any other merger, consideration, sale of assets, reorganization,


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                                                           Page 22 of 31 Pages

recapitalization, liquidation or winding up of the Company or any other extraordinary transaction involving the Company or any matters related to or in connection therewith, or any corporate action relating to or the consummation of which would either frustrate the purposes of, or prevent or delay the consummation of, the transactions contemplated by the Merger Agreement.

     3. From the date hereof until the termination hereof, each Stockholder will not, directly or indirectly, (i) take any action to solicit, initiate or encourage any Acquisition Proposal or (ii) engage in negotiations or discussions with, or disclose any nonpublic information relating to the Company or any Subsidiary or afford access to the properties, books or records of the Company or any Subsidiary to, or otherwise assist, facilitate or encourage, any Third Party that may be considering making, or has made, an Acquisition Proposal. Each Stockholder will promptly notify MergerSub after receipt of any Acquisition Proposal or any indication from any Third Party that it is considering making an Acquisition Proposal or any request for nonpublic information relating to the Company or any Subsidiary or for access to the properties, books or records of the Company or any Subsidiary by any Third Party that may be considering making, or has made, an Acquisition Proposal and will keep MergerSub fully informed of the status and details of any such Acquisition Proposal, indication or request.

                                                            Page 23 of 31 Pages


     4. Each Stockholder agrees not to exercise any rights (including, without limitation, under Section 262 of the Delaware Law) to demand appraisal of any shares of Company Common Stock owned by the Stockholder.

     5. Each Stockholder hereby represents and warrants to MergerSub that as of the date hereof:

          (a) such Stockholder (i) owns beneficially all of the shares of Company Common Stock set forth opposite the Stockholder's name in Schedule A hereto, (ii) has the full and unrestricted legal power, authority and right to enter into, execute and deliver this Voting Agreement without the consent or approval of any other person and (iii) has not entered into any voting agreement with or granted any person any proxy (revocable or irrevocable) with respect to such shares (other than this Voting Agreement).

          (b) This Voting Agreement is the valid and binding agreement of such Stockholder.

          (c) No investment banker, broker or finder is entitled to a commission or fee from such Stockholder or the Company in respect of this Agreement based upon any arrangement or agreement made by or on behalf of the Stockholder.

     6. If any provision of this Voting Agreement shall be invalid or unenforceable under applicable law, such provision shall be ineffective to the extent of such



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                                                          Page 24 of 31 Pages

invalidity or unenforceability only, without in any way affecting the remaining provisions of this Voting Agreement.

     7. This Voting Agreement may be executed in two or more counterparts each of which shall be an original with the same effect as if the signatures hereto and thereto were upon the same instrument.

     8. The parties hereto agree that if for any reason any party hereto shall have failed to perform its obligations under this Voting Agreement, then the party seeking to enforce this Agreement against such non-performing party shall be entitled to specific performance and injunctive and other equitable relief, and the parties hereto further agree to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such injunctive or other equitable relief. This provision is without prejudice to any other rights or remedies, whether at law or in equity, that any party hereto may have against any other party hereto for any failure to perform its obligations under this Voting Agreement.

     9. This Voting Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

     10. The Stockholder will, upon request, execute and deliver any additional documents deemed by MergerSub to be necessary or desirable to complete and effectuate the covenants contained herein.


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                                                           Page 25 of 31 Pages


     11. This Agreement shall terminate upon the termination of the Agreement Period.

     12. Each Stockholder agrees that if it sells, transfers, assigns, encumbers or otherwise disposes (each a "Transfer") of any Schedule A Securities (whether to an affiliate or otherwise), it shall require the transferee of such Schedule A Securities to execute and deliver to MergerSub and the Company a voting agreement identical in form to this Voting Agreement except for the identity of such Stockholder prior to or concurrent with the consummation of such Transfer. MergerSub and the Company understand and acknowledge that, subject to the preceding sentence, such Stockholder is free to Transfer any Schedule A Securities at such times and in such manner as it deems appropriate.

     13. MergerSub and the Company understand and agree that this Agreement pertains only to Stockholder and not to any of its affiliates, if any, or adviser.

     14. MergerSub and the Company severally and not jointly represent and warrant to each Stockholder that there is no agreement, understanding or commitment, written or oral, to pay any consideration directly or indirectly in connection with the Merger or otherwise to or for the benefit of any holder of Company Common Stock or options thereon other than as set forth in the Merger Agreement (except, in the case of directors, employees, agents, customers, suppliers or contractors of the Company who are


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                                                            Page 26 of 31 Pages


also holders, such consideration as is payable by the Company in the ordinary course of business and except for amounts payable to officers, directors or employees in connection with or pursuant to any options, or option, stock purchase, stock ownership or other employee benefit plans). All other voting agreements signed with existing shareholders prior to or concurrently herewith are substantially identical to this Agreement.

     Neither MergerSub nor the Company will enter into any agreement with any other stockholder having a purpose or effect substantially similar to that of this Agreement on financial terms (with respect to such other stockholder) more favorable than the terms of this Agreement.

     15. MergerSub agrees that it will pay upon request the reasonable fees and expenses (including fees and expenses of counsel for the Stockholders) of all Stockholders incurred in connection with the Voting Agreement or the Merger in an amount not to exceed $5,000, or in the event the Stockholders become involved in litigation, $15,000 in the aggregate.

     IN WITNESS WHEREOF, the parties hereto have executed this Voting Agreement as of this 20th day of January, 1998.



                        MERCURY ACQUISITION CORPORATION



                            By /s/  Peter T. Grauer
                                    Peter T. Grauer
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                                                             Page 27 of 31 Pages

                                       President

                                       THERMADYNE HOLDINGS CORPORATION

                                       By  /s/ Randall E. Curran
                                           Randall E. Curran
                                           Chairman of the Board

                                       GENERAL MOTORS EMPLOYEES DOMESTIC
                                       GROUP PENSION TRUST

                                       By:  Mellon Bank, N.A., solely in
                                       its capacity as Trustee for General
                                       Motors Employees Domestic Group
                                       Pension Trust as directed by Magten
                                       Asset Management Corp., and not in
                                       its individual capacity.

                                       By  /s/ Bernadette Rist
                                           Bernadette Rist
                                           Authorized Signatory

                                       MAGTEN ASSET MANAGEMENT CORP.

                                       By  /s/ Talton R. Embry
                                           Name:
                                           Title:




                                       CITY OF LOS ANGELES FIRE AND POLICE
                                       PENSION SYSTEMS
                                       HUGHES RETIREMENT PLANS TRUST
                                       NAVY EXCHANGE SERVICE COMMAND
                                       RETIREMENT TRUST
                                       WESTERN UNION TELEGRAPH COMPANY
                                       PENSION PLAN

                                       By:  Magten Asset Management Corp.,
                                       as Attorney-in-Fact

                                       By  /s/ Talton R. Embry
                                           Name:
                                           Title:

                                  SCHEDULE A



                                               Shares of Company
                                                 Common Stock

Stockholder

Magten Asset Management Corp.                       152,847

General Motors Employees                          1,701,125
Domestic Group Pension Trust

City of Los Angeles Fire and
Police Pension Systems                              519,000

Hughes Retirement Plans Trust                       640,000

Navy Exchange Service Command
Retirement Trust                                    300,000

Western Union Telegraph
Company Pension Plan                                250,601

                                                  3,563,573

                                                             Page 29 of 31 Pages

                                                                       EXHIBIT 2

                      AMENDMENT NO. 1 TO VOTING AGREEMENT

     AMENDMENT NO. 1 TO VOTING AGREEMENT (this "Amendment"), dated February 20, 1998, by and between Mercury Acquisition Corporation, a Delaware corporation ("MergerSub"), Thermadyne Holdings Corporation, a Delaware corporation (the "Company"), and the undersigned holders (each, a "Stockholder") of shares of Company Common Stock.

     WHEREAS, MergerSub, the Company and the Stockholders are parties to a Voting Agreement dated as of January 20, 1998 (the "Voting Agreement"); and

     WHEREAS, the parties desire to amend a certain schedule of the Voting Agreement;

     NOW, THEREFORE, in consideration of the premises and the mutual agreements set forth herein and in the Voting Agreement, the parties hereto agree as follows:

     1. Schedule A of the Voting Agreement is hereby amended to read in its entirety as follows:

                                  SCHEDULE A

                               SHARES OF COMPANY

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                                                             Page 30 of 31 Pages

                  STOCKHOLDER                  COMMON STOCK
                  -----------                  ------------
         Magten Asset Management Corp.             107,047

         General Motors Employees                1,701,125
         Domestic Group Pension Trust
         City of Los Angeles Fire and
         Police Pension Systems                    519,000
         Hughes Retirement Plans Trust             640,000
         Navy Exchange Service Command
         Retirement Trust                          300,000
         Western Union Telegraph
         Company Pension Plan                      250,601
                                                ----------
                                                 3,517,773

     2. Except as specifically amended by this Amendment, the Voting Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 1 to the Voting agreement as of this 20th day of February, 1998.

                                       MERCURY ACQUISITION CORPORATION

                                       By /s/ WILLIAM F. DAWSON, JR.
                                          ----------------------------------
                                          Name:  William F. Dawson, Jr.
                                          Title: Vice President and
                                                   Secretary


                                       THERMADYNE HOLDINGS CORPORATION

                                       By /s/ JAMES H. TATE
                                          -------------------------------
                                          Name:  James H. Tate
                                          Title: Senior Vice President and
                                                   Chief Financial Officer


                                       GENERAL MOTORS EMPLOYEES DOMESTIC
                                        GROUP PENSION TRUST

                                       By:  Mellon Bank, N.A., solely in
                                       its capacity as Trustee for General
                                       Motors Employees Domestic Group
                                       Pension Trust as directed by
                                       Magten Asset Management Corp.,
                                       and not in its individual capacity

                                       By /s/ BERNADETTE RIST
                                          -------------------------------
                                          Name:  Bernadette Rist
                                          Title: Authorized Signatory


                                       MAGTEN ASSET MANAGEMENT CORP.

                                       By /s/ TALTON R. EMBRY
                                          -------------------------------
                                          Name:  Talton R. Embry
                                          Title: Chairman


                                       CITY OF LOS ANGELES FIRE AND
                                         POLICE PENSION SYSTEMS
                                       HUGHES RETIREMENT PLANS TRUST
                                       NAVY EXCHANGE SERVICE COMMAND
                                         RETIREMENT TRUST
                                       WESTERN UNION TELEGRAPH

                                                             Page 31 of 31 Pages

                                         COMPANY PENSION PLAN
                                       By Magten Asset Management Corp., as
                                       Attorney-in-Fact

                                       By /s/ TALTON R. EMBRY
                                          -------------------------------
                                          Name:  Talton R. Embry
                                          Title: Chairman